Exhibit 5.1

HAYNES AND BOONE, LLP

May 7, 2014

Nano Vibronix, Inc.

105 Maxess Road, Suite S124

Melville, NY 11747

Re: Nano Vibronix, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Nano Vibronix, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of (i) up to $10,733,331 of units (the “Units”), each consisting of one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and one-half of one redeemable warrant to purchase one share of Common Stock (the “Redeemable Warrants”), which equals 2,146,666 Units (based on an assumed offering price of $5.00, which is the low point of the range set forth on the cover page of the prospectus filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 7, 2014), (ii) up to 2,146,666 shares of Common Stock included in the Units, (iii) up to 1,073,333 Redeemable Warrants included in the Units, (iv) up to 1,073,333 shares of Common Stock underlying the Redeemable Warrants included in the Units, (v) two warrants to be issued to Chardan Capital Markets LLC and two warrants to be issued to Maxim Group LLC (collectively, the “Underwriters’ Warrants” and, together with the Redeemable Warrants, including the Redeemable Warrants included in the Units underlying the Underwriters’ Warrants, the “Warrants”) to purchase up to $670,833 of Units, which equals 107,333 Units (based on an assumed warrant exercise price of $6.25, which is 125% of the unit offering price of $5.00, which is the low point of the range set forth on the cover page of the prospectus filed by the Company with the Commission on May 7, 2014), (vi) up to 107,333 Units underlying the Underwriters’ Warrants, (vii) up to 107,333 shares of Common Stock included in the Units underlying the Underwriters’ Warrants, (viii) up to 53,667 Redeemable Warrants included in the Units underlying the Underwriters’ Warrants and (ix) up to 53,667 shares of Common Stock underlying the Redeemable Warrants included in the Units underlying the Underwriters’ Warrants (all of the securities listed in (i) through (ix) above, the “Securities”), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Commission on February 6, 2014 (Registration No. 333- 193784), as amended to date (the “Registration Statement”).

The opinion expressed herein is limited exclusively to (i) the General Corporation Law of the State of Delaware (the “DGCL”), applicable provisions of the Delaware Constitution and judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and (ii) as to the enforceability of the Warrants against the Company, the laws of the State of New York, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement, including the prospectus, and all exhibits thereto; (ii) the Company’s Certificate of Incorporation, as amended to date, certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws, as amended to date, certified by the Chief Executive Officer of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of Underwriting Agreement (herein so called), to be entered into among the Company and Chardan Capital Markets LLC; (vi) the forms of Unit certificate, Common Stock certificate, Redeemable Warrant and Underwriters’ Warrant; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company in the Underwriting Agreement.

Nano Vibronix, Inc.

May 7, 2014

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Securities have been duly authorized, and if, as, and when issued by the Company in accordance with and in the manner described in the prospectus set forth in the Registration Statement (as amended and supplemented through the date of issuance) and, in the case of those Securities underlying the Warrants, when issued in accordance with the terms of the applicable Warrants, will be validly issued, fully paid and non-assessable and, with respect to the Warrants, will be legally binding obligations of the Company in accordance with their terms except (with respect to the Warrants): (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP